EXHIBIT 99.1


                                     NEWS RELEASE


CONTACTS:  CESAR GARCIA, CHIEF EXECUTIVE OFFICER
           818-709-1244 X 7123
                -OR-
           RON STABINER, THE WALL STREET GROUP, INC.
           212-888-4848

FOR IMMEDIATE RELEASE:

            IRIS REPORTS RECORD 1ST QUARTER REVENUES OF $20.1 MILLION


CHATSWORTH, CALIF., MAY 9, 2007 - IRIS INTERNATIONAL, INC. (NASDAQ GM: IRIS) today announced record revenue of $20.1 million for the first quarter ended March 31, 2007, a 25% increase over revenue of $16.1 million in the first quarter of 2006. Net income for the three months ended March 31, 2007, was $1.5 million, or $0.08 per diluted share, after the effect of $0.2 million, or $0.01 per share, of SFAS 123R expense and a tax rate of 41% versus 37% in the first quarter of 2006. This compares with net income of $1.7 million, or $0.09 per diluted share after the effect of $0.2 million, or $0.01 per share, of FAS 123R expense, for the same period of 2006. Diluted average shares outstanding for the three months ended March 31, 2007, increased to 18.6 million from 18.3 million, a year ago.

2007 FIRST QUARTER HIGHLIGHTS:

o RECORD Q1 REVENUE OF $20.1 MILLION, AN INCREASE OF 25% COMPARED WITH YEAR-AGO PERIOD.

o        Q1 EPS OF  $0.08,  AFTER  THE  EFFECT  OF $0.01  PER SHARE OF SFAS 123R
         EXPENSE.

o RECORD 129 IQ(R)200 ANALYZERS SOLD IN Q1, A 26% INCREASE OVER Q1 2006, WITH MORE THAN 1,330 SOLD TO DATE.

o IVD CONSUMABLES AND SERVICE REVENUES INCREASED 22% OVER Q1 2006, AND 13% OVER PRECEDING Q4.

o        PRODUCT DEVELOPMENT ACTIVITIES PROGRESSING PER PLAN.

o        STRONG  DEBT-FREE   BALANCE  SHEET  WITH  CASH,  CASH  EQUIVALENTS  AND
         SHORT-TERM CASH INVESTMENT OF $23.1 MILLION VERSUS $18.4 MILLION IN YEAR AGO PERIOD.

o NET OPERATING LOSS (NOLS) CARRY-FORWARD OF APPROXIMATELY $9.4 MILLION AVAILABLE AS OF JAN. 1, 2007.

"We are pleased to report our third consecutive quarter of record revenues propelled by a record 129 iQ(R)200 urine analyzers shipped during the period. This includes a large number of high throughput iQ(R)SPRINT(TM) units shipped in support of a large international tender, as well as a previously announced order from a large domestic hospital chain. We continue to have a solid pipeline of qualified sales prospects into the second quarter, including multi-unit and multi-site potential orders," stated Cesar Garcia, IRIS President and Chief Executive Officer. "In addition, as anticipated, we are now beginning to see an acceleration in higher margin IVD Consumables and Service revenue with a 22% increase over the year ago period and a 10%


                                     (MORE)
increase over the immediately preceding fourth quarter of 2006, resulting from a growing installed base of more than 1,330 iQ(R)200 units now in the field, and an increasing number of those coming off warranty."

IVD Instrument revenue of $8.6 million for the first quarter of 2007 increased 45% when compared with IVD Instrument revenue of $5.9 million for the first quarter of 2006. IVD Consumables and Service revenue of $8.8 million for the first quarter of 2007 increased 22% when compared with IVD Consumables and Service revenue of $7.3 million in the first quarter of 2006. Sample Processing Business Unit (formerly StatSpin) revenue for the first quarter decreased 8% over the first quarter of 2006. The year-ago period reflected strong sales due to the pent-up demand related to the introduction of the new Statspin(R)Express 3 Centrifuge at that time.

Gross profit margin was 49.7% for the first quarter of 2007 versus 51.4% for the same quarter of 2006. Gross profit margins were affected by a higher proportion of international instrument shipments versus domestic shipments during the quarter, as international sales to distributors generate lower gross margins than direct domestic sales, as well as by an expanded service infrastructure to support the increased installed base as we gain market share. Consolidated gross profit for the three months ended March 31, 2007, increased 21% over the year ago period.

Operating expenses increased 33% to $7.9 million for the first quarter of 2007, compared with $5.9 million for the prior year period, and included an increase in research and development expense totaling $940,000, or approximately $0.03 per share. Research and development expense for the first quarter of 2007 was $2.4 million, or 12% of revenue, versus $1.5 million, or 9% of revenue in the year-ago period. This increased level of R&D spending reflects the investment in Iris Molecular Diagnostics acquired in April 2006 and the development of the Company's new automated urine chemistry analyzer. "Our product development initiatives are on schedule and on budget. We plan to initiate shipments of our automated urine chemistry analyzer in the fourth quarter of this year. In addition, the FDA has completed its initial review of our NADIA(TM) PSA application submitted in February 2007 and we are in the process of preparing a response to its queries. Our NADIA(TM) PSA timeline included two-rounds of FDA review; therefore, we are progressing per plan," Mr. Garcia said.

Marketing, selling, general and administration expenses as a percentage of sales decreased slightly to 27.0% from 27.5% despite a 21% increase in these expenses to support the 25% growth in sales for the period. The Marketing and selling expense increase is mostly a result of expanding our domestic sales force whose impact on increased instruments sales is now being seen.

Operating income for the first quarter 2007 was $2.1 million versus $2.4 million in the first quarter 2006 despite the $940,000 increase in research and development expenses discussed above. Net income was impacted by a tax rate of 41% versus 37% in 2006 due to continuing losses in our Marburg urine chemistry test strip manufacturing operation in Germany. The Company has excluded any benefit from the Marburg losses from the computation of its tax provision assuming that this operation may not be profitable for the full year 2007.

CONFERENCE CALL

The Company will host a conference call today at 4:30 p.m. Eastern time, 1:30 p.m. Pacific time. To participate, dial 1-866-550-6338 approximately 10 minutes before the conference call is scheduled to begin. Hold for the operator and reference the IRIS International conference call.

                                     (MORE)

International callers should dial 347-284-6930. The conference call may also be accessed by means of a live audio Web cast on the Company's Web site at www.proiris.com, or at http://www.vcall.com/IC/CEPage.asp?ID=114905, the Webcast service provider. The conference audio cast will also be available for replay on both Web sites for 30 days from the date of the broadcast.

THE COMPANY

IRIS International, Inc. (www.proiris.com), based in Chatsworth, Calif., is a leading developer, manufacturer, and marketer of medical devices, diagnostic systems and consumables. The Iris Diagnostics Division (www.irisdiagnostics.com) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company's Sample Processing business unit (formerly the StatSpin(R) subsidiary) (www.statspin.com), based in Westwood, Mass., manufactures innovative centrifuges and blood analysis products. The Iris Molecular Diagnostics (IMD) Subsidiary, based in San Diego, Calif., develops innovative ultra-sensitive diagnostics and sample processing products with applications in the urinalysis, oncology and infectious disease markets. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Tex., is the Company's imaging research and development subsidiary.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future financial performance, market growth, capital requirements, new product introductions and acquisitions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; including obtaining any required governmental approvals; acceptance by customers of the Company's products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 (TABLES FOLLOW)

                            IRIS INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
          ASSETS                                                  March 31,     December 31,
                                                                    2007            2006
                                                                ------------    ------------
                                                                 (unaudited)
Current assets:
Cash and cash equivalents ...................................   $     23,082    $     23,159
Marketable securities available for sale ....................            285             132
Accounts receivable, net of allowance for doubtful
   accounts and sales returns of  $687 and $601 .............         13,598          13,166
Inventories, net ............................................          6,750           6,918
Prepaid expenses and other current assets ...................          1,362             626
Investment in sales-type leases .............................          2,265           2,145
Deferred tax asset ..........................................          2,865           2,865
                                                                ------------    ------------
   Total current assets .....................................         50,207          49,011

Property and equipment, at cost, net ........................          7,010           6,662
Goodwill ....................................................          2,450           2,450
Core Technology, net ........................................          1,701           1,723
Software development costs, net of accumulated
   amortization of $1,878 and $1,729 ........................          1,238           1,387
Deferred tax asset ..........................................          4,221           5,516
Inventories - long term portion .............................            440             440
Investment in sales-type leases .............................          6,565           6,728
Other assets ................................................            441             400
                                                                ------------    ------------
Total assets ................................................   $     74,273    $     74,317
                                                                ============    ============

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable ............................................   $      3,557    $      3,797
Accrued expenses ............................................          4,977           6,414
Deferred service contract revenue ...........................          1,423           1,517
                                                                ------------    ------------
     Total current liabilities ..............................          9,957          11,728

Deferred service contract revenue, long term ................             23              23
                                                                ------------    ------------
     Total liabilities ......................................          9,980          11,751

Commitments and contingencies

Shareholders' equity:
Preferred Stock, $.01 par value; Authorized 1 million shares:
  Callable Series C shares issued and outstanding: none .....           --              --
Common stock, $.01 par value
  Authorized: 50 million shares; issued and
    outstanding: 18,092 shares and 18,046 shares ............            182             180
Additional paid-in capital ..................................         80,005          79,226
Other comprehensive income ..................................             79              48
Accumulated deficit .........................................        (15,973)        (16,888)
                                                                ------------    ------------
     Total shareholders' equity .............................         64,293          62,566
                                                                ------------    ------------
Total liabilities and shareholders' equity ..................   $     74,273    $     74,317
                                                                ============    ============

                                     (MORE)

                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           (unaudited - in thousands)
                                                             For the three months
                                                                ended March 31,
                                                             --------------------
                                                               2007        2006
                                                             --------    --------
Sales of IVD instruments .................................   $  8,566    $  5,915
Sales of IVD consumables and service .....................      8,843       7,259
Sales of Sample Processing instruments and supplies ......      2,713       2,941
                                                             --------    --------
     Total revenues ......................................     20,122      16,115
                                                             --------    --------

Cost of goods - IVD instruments ..........................      4,634       3,150
Cost of goods - IVD consumable and supplies ..............      4,096       3,134
Cost of goods - Sample Processing instruments and supplies      1,407       1,540
                                                             --------    --------
     Total cost of goods sold ............................     10,137       7,824
                                                             --------    --------

Gross profit .............................................      9,985       8,291
                                                             --------    --------

Marketing and selling ....................................      3,052       2,322
General and administrative ...............................      2,385       2,115
Research and development, net ............................      2,428       1,488
                                                             --------    --------
      Total operating expenses ...........................      7,865       5,925
                                                             --------    --------

Operating income .........................................      2,120       2,366

Other income (expense):
   Interest income .......................................        339         263
   Interest expense ......................................         (1)         (1)
   Other income ..........................................       --             3
                                                             --------    --------

Income before provision for income taxes .................      2,458       2,631

Provision for income taxes ...............................        996         973
                                                             --------    --------

Net income ...............................................   $  1,462    $  1,658
                                                             ========    ========

Basic net income per share ...............................   $    .08    $    .10
                                                             ========    ========

Diluted net income per share .............................   $    .08    $    .09
                                                             ========    ========

 Basic - average shares outstanding ......................     18,003      17,409
                                                             ========    ========

 Diluted - average shares outstanding ....................     18,597      18,300
                                                             ========    ========


                                       ###